Exhibit T3A.16

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MOOD MEDIA BORROWER, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2017, AT 4:54 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6421730 8100	Authentication: 202597907
SR# 20174026802	Date: 05-24-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:54 PM 05/24/2017 FILED 04:54 PM 05/24/2017 SR 20174026802 - File Number 6421730	CERTIFICATE OF FORMATION OF

MOOD MEDIA BORROWER, LLC

This Certificate of Formation of Mood Media Borrower, LLC (the “LLC”), dated as of May 24, 2017, is being duly executed and filed by Martin O’Brien, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Mood Media Borrower, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Martin O’Brien
Name:	Martin O’Brien
Title:	Authorized Person